EXHIBIT 10.3
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                    AMENDMENT NO. 1 TO THE LANDAUER, INC.
                        2005 LONG-TERM INCENTIVE PLAN


            WHEREAS, Landauer, Inc. (the "Company") has adopted the 2005 Long-Term Incentive Plan (the "Plan"); and

            WHEREAS, the Company desires to amend the Plan as set forth herein.

            NOW, THEREFORE, pursuant to Section 6.2 of the Plan, the Plan hereby is amended as follows:

      1. Section 6.8(a)(2) of the Plan is amended to read in its entirety as follows:

            "(2) Notwithstanding any provision in this Plan or any Agreement, in the event of a Change in Control pursuant to Section (b)(1) or (2) below, or in the event of a Change in Control pursuant to Section
(b)(3) or (4) below in connection with which the holders of Common Stock receive consideration other than shares of common stock that are registered under Section 12 of the Exchange Act, (i) in the case of an outstanding option or Free-Standing SAR, the Board may, in its discretion, require (A) that each outstanding option or SAR immediately become exercisable in full and if there shall be a surviving corporation in such Change in Control, or a parent corporation thereof, that shares of capital stock of such surviving corporation or parent corporation be substituted for some or all of the shares of Common Stock then subject to such option or SAR, as the case may be, and the purchase price per share of Common Stock subject to each such option, and the base price of each such SAR, shall be appropriately adjusted by the Board (whose determination shall be final, binding and conclusive), such adjustments to be made without an increase in the aggregate purchase price or base price, as the case may be, or (B) that each outstanding option or SAR shall be surrendered to the Company by the holder thereof, and each such option or SAR shall immediately be canceled by the Company, and the holder shall receive, within 10 days of the occurrence of a Change in Control, a cash payment from the Company in an amount equal to (1) in the case of an option, the number of shares of Common Stock then subject to such option, multiplied by the excess, if any, of the greater of (x) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place or (y) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control, over the purchase price per share of Common Stock subject to the option, and (2) in the case of a Free-Standing SAR, the number of shares of Common Stock then subject to such SAR, multiplied by the excess, if any, of the greater of (x) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place or (y) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control, over the base price of the SAR, (ii) in the case of a Stock Award, each outstanding award shall be surrendered to the Company by the holder thereof, and each such award shall immediately be canceled by the Company, and the holder shall receive, within ten days of the occurrence of a Change in Control, a cash payment from the Company in an amount equal to the number of shares of Common Stock then subject to such award (calculated in the manner set forth in clause (iv) of Section 6.8(a)(1) in the case of a Performance Share Award or Performance Share Unit Award), multiplied by the greater of (A) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place or (B) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control, and (iii) in the case of a Performance Unit




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Award, the number of Performance Units then subject to such award, the value of which shall be calculated at the target level or, if greater, at the actual performance attained through the date of the Change in Control. In the event of a Change in Control, each Tandem SAR shall be surrendered by the holder thereof and shall be canceled simultaneously with the cancellation of the related option."

In all other respects, the Plan shall remain in full force and effect in accordance with its terms.

Adopted by the Board of Directors of Landauer, Inc. on December 30, 2005.



























































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